Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

CASEY’S GENERAL STORES, INC.

The Offer and withdrawal rights will expire

at 12:00, midnight, New York City time, on Friday, July 9, 2010, unless the Offer is extended.

As set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of common stock, no par value (the “Shares”), of Casey’s General Stores, Inc., an Iowa corporation (“Casey’s”), or if applicable, certificates (“Rights Certificates”) for the associated rights to purchase shares of Series A Serial Preferred Stock, no par value, of Casey’s (the “Rights”) issued pursuant to the Rights Agreement, dated as of April 16, 2010 (the “Rights Agreement”), between Casey’s and Computershare Trust Company, N.A. as Rights Agent, are not immediately available (including, without limitation, if the Distribution Date (as defined in Section 15—“Certain Legal Matters; Antitrust; State Takeover Statutes; State Registration Requirements; the Rights Condition; Appraisal Rights; “Going-Private” Transactions” of the Offer to Purchase) has occurred, but Rights Certificates have not yet been distributed); (ii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1—“Terms of the Offer; Expiration Date” of the Offer to Purchase). Unless the context otherwise requires, all references herein to “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed to include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase). See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (866) 734-9952 (FAX) Confirmation Receipt of Facsimile by Telephone Only: (800) 468-9716

By Hand or Overnight Delivery:

(Until 6:00 p.m. Eastern Time

on the Expiration Date)

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

161 N. Concord Exchange

South St. Paul, MN 55075-1139

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to ACT Acquisition Sub, Inc., an Iowa corporation (“Purchaser”) and an indirect wholly owned subsidiary of Alimentation Couche-Tard Inc., a corporation incorporated under the laws of the province of Québec, Canada, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated June 2, 2010 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)

(Please Type or Print)

Address(es)

(Zip Code)

Daytime Area Code and Tel. No.

Signature

Number of Shares

Number of Rights

Certificate Nos. (if available) (Please type or print)

(Check box if Shares and/or Rights will be tendered by book-entry transfer)

☐  The Depositary Trust Company Account Number at Book Entry Transfer Facility

Date:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2—“Acceptance for Payment and Payment” of the Offer to Purchase) with respect to such Shares, together with a Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in Section 2—“Acceptance for Payment and Payment” of the Offer to Purchase), and any other required documents, within (a) three NASDAQ trading days after the date hereof or (b) in the case of the Rights, a period ending on the later of (i) three NASDAQ trading days after the date hereof and (ii) three business days after the date Rights Certificates are distributed to the shareholders by Casey’s.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                     , 2010

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR

LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (866) 734-9952 (FAX) Confirmation Receipt of Facsimile by Telephone Only: (800) 468-9716

By Hand or Overnight Delivery:

(Until 6:00 p.m. Eastern Time on the Expiration Date)

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

161 N. Concord Exchange

South St. Paul, MN 55075-1139

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Dealer Manager or the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free (877) 717-3930

Banks and Brokers may call collect (212) 750-5833

The Dealer Manager for the Offer is:

Eleven Madison Avenue

New York, New York 10010

(800) 318-8219 (toll-free)

(212) 538-4581

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